Exhibit 5.1
[Letterhead of Sutherland Asbill & Brennan LLP]
June 20, 2008
Main Street Capital Corporation
1300 Post Oak Boulevard, Suite 800
Houston, TX 77056
Re:	Main Street Capital Corporation Registration Statement on Form S-8
Ladies and Gentlemen:
     We have acted as counsel to Main Street Capital Corporation, a Maryland corporation (the “Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the offer and sale of up to (i) 2,000,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), pursuant to the Main Street Capital Corporation 2008 Equity Incentive Plan (the “Employee Plan”) and (ii) 200,000 shares of Common Stock pursuant to the Main Street Capital Corporation 2008 Non-Employee Director Restricted Stock Plan (the “Director Plan,” and together with the Employee Plan, the “Plans”).
     As counsel to the Company, we have participated in the preparation of the Registration Statement and have examined originals or copies, certified or otherwise identified to our satisfaction by public officials or officers of the Company as authentic copies of originals, of (i) the Company’s Articles of Amendment and Restatement, (ii) the Company’s Amended and Restated Bylaws, (iii) a Certificate of Good Standing, dated June 17, 2008, with respect to the Company from the State of Maryland issued by the Maryland State Department of Assessments and Taxation; (iv) resolutions of the board of directors of the Company relating to the authorization and approval of the preparation and filing of the Registration Statement and the authorization, issuance, offer and sale of the Common Stock pursuant to the Registration Statement and the Plans, and (v) such other documents or matters of law as in our judgment were necessary to enable us to render the opinions expressed below.
     With respect to such examination and our opinion expressed herein, we have assumed, without any independent investigation or verification (i) the genuineness of all signatures on all documents submitted to us for examination, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as conformed or reproduced copies and the authenticity of the originals of such copied documents, and (v) that all certificates issued by public officials have been properly issued. We also have assumed without independent

Main Street Capital Corporation
June 20, 2008

investigation or verification the accuracy and completeness of all corporate records made available to us by the Company.
     Where factual matters material to this opinion letter were not independently established, we have relied upon certificates and/or representations of officers of the Company. We have also relied on certificates of public officials. Except as otherwise stated herein, we have not independently established the facts, or in the case of certificates of public officials, the other statements, so relied upon.
     This opinion is limited to the General Corporation Law of the State of Maryland, as in effect on the date hereof, and we express no opinion with respect to any other laws of the State of Maryland or the laws of any other jurisdiction. We express no opinion as to any state securities or broker-dealer laws or regulations thereunder relating to the offer, issuance and sale of the Common Stock pursuant to the Registration Statement and the Plans.
     Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the shares of Common Stock issuable pursuant to the Registration Statement and the Plans will be, when issued and paid for in accordance with the Plans, validly issued, fully paid and nonassessable.
     This opinion is limited to the matters expressly set forth herein, and no opinion may be implied or inferred beyond those expressly stated. Our opinions and other statements expressed herein are as of the date hereof, and we have no obligation to update this opinion letter or to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof.
     We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Respectfully submitted, SUTHERLAND ASBILL & BRENNAN LLP
By:	/s/ Harry S. Pangas
Harry S. Pangas, a partner